Exhibit 99.1

Inogen Announces the Appointment of Andy Reding as Chief Operating Officer

Newly created role strengthens leadership structure to support Inogen’s global commercial and operational execution

BEVERLY, Mass., July 1, 2026 -- Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced the appointment of Andy Reding to the newly created role of Chief Operating Officer, effective Monday, July 6, 2026. Mr. Reding will be responsible for driving revenue and operational performance, aligning cross-functional priorities, and helping ensure Inogen’s strategy is translated into efficient and measurable outcomes.

“As we continue to diversify Inogen’s business through new product launches and geographic expansion, we are streamlining our leadership structure to enhance execution and accelerate delivery of our strategic priorities,” said Kevin Smith, Inogen’s Chief Executive Officer. “Andy’s deep experience building high-performing teams and scaling complex medical technology businesses will be invaluable as we continue to drive top-line growth, advance profitability and expand the innovation pipeline.”

“I am honored to join Inogen at such an important time in the company’s evolution,” said Andy Reding. “Inogen has a strong foundation, a compelling mission, and significant opportunities to expand its impact for patients and providers globally. I look forward to working with Kevin and the broader team to transform Inogen into a global respiratory care leader.”

Mr. Reding joins Inogen with more than 30 years of leadership experience across medical technology, commercial operations, product development, and healthcare reimbursement. Most recently, he served as Chief Commercial Officer of Viant Medical, where for more than six years he led teams supporting complex medical-device design and manufacturing programs. Across 25 facilities, Viant serves hundreds of medical device companies, including the top companies in the world, and experienced exceptional growth during his tenure.

Mr. Reding has extensive respiratory care experience as he served as Vice President and General Manager of Hillrom Respiratory Health, where he led sales, marketing, customer service, research and development, reimbursement, and third-party billing. During his tenure, his team expanded the sales force, developed new products, and successfully navigated FDA and CMS requirements to bring innovative products to market.

Mr. Reding holds a Master of Business Administration from the University of South Carolina and a bachelor’s degree from Marquette University.

In connection with entering into employment with Inogen, Mr. Reding will receive an inducement equity award of restricted stock units (“RSUs”) covering an aggregate of 130,000 shares of Inogen’s common stock. Subject to Mr. Reding’s continued service with Inogen, one-third of the RSUs will vest annually over three years. The equity award was approved in accordance with Nasdaq Listing Rule 5635(c)(4).

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class respiratory therapy devices used to deliver care to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its respiratory therapy products widely available, allowing patients the chance to manage the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not historical facts, including, but not limited to, statements regarding Inogen’s future business plans, market opportunities, financial outlook, growth strategies, and anticipated operational results, are forward-looking statements. Words such as “aims,” “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks and uncertainties relating to Inogen’s 2026 full year financial guidance; market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2025, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Contact
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